[2021 LTI; Performance Award (PSUs)]

THE SIRIUSPOINT LTD.
2013 OMNIBUS INCENTIVE PLAN
EMPLOYEE PERFORMANCE RESTRICTED SHARE UNITS
AWARD NOTICE
[Name]
As part of the 2021-2023 annual long-term incentive award cycle of SiriusPoint Ltd. (the “Company”), you have been granted a number of Restricted Share Units as set forth below of the Company pursuant to the terms and conditions of the SiriusPoint Ltd. 2013 Omnibus Incentive Plan (the “Plan”) and the Employee Performance Restricted Share Unit Agreement (together with this Award Notice, the “Agreement”). The Employee Performance Restricted Share Unit Agreement is attached hereto, and a copy of the Plan is publicly available or will be provided on request. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Restricted Share Units:
You have been awarded an aggregate of [______] Restricted Share Units of the Company, subject to adjustment as provided in Section 5 of the Employee Performance Restricted Share Unit Agreement. For clarity, this number of Restricted Share Units reflects “target” levels of performance during each Performance Period (as defined below), and the actual number of Restricted Share Units earned may be higher than, lower than, or equal to such target number, in each case as provided in this Award Notice.

Vesting of Restricted Share Units	Other than as set forth in the Employee Performance Restricted Share Unit Agreement, the Restricted Share Units shall vest based on growth in tangible book value per Share (“TVBVPS Growth”) as measured during four distinct performance periods (each, a “Performance Period”), as follows, and subject to your continued provision of Services until the Vesting Date (as defined below):
Performance Period
Percentage of Restricted Share Units Eligible to Vest
(the “Vesting Percentage”)

February 26, 2021-December 31, 2021
25%

January 1, 2022-December 31, 2022
25%

January 1, 2023-December 31, 2023
25%

February 26, 2021-December 31, 2023
25%

Calculation of Number of Vested of Restricted Share Units; Application of the Performance Multiplier	As soon as feasible after the completion of each Performance Period, the Committee will certify the achievement of TVBVPS Growth during such Performance Period, and the number of Restricted Share Units that you earn in respect of such Performance Period shall be equal to the aggregate number of Restricted Share Units referred to in this Award Notice above multiplied by the Vesting Percentage (i.e., 25%) multiplied by the applicable Performance Multiplier. For this purpose, the “Performance Multiplier” in respect of a Performance Period shall be determined by reference to the following table:
Performance Multiplier

Below “Threshold” Levels of Performance
At “Threshold” Levels of Performance
At “Target” Levels of Performance
At or above “Maximum” Levels of Performance

0%
50%
100%
150%

Between Threshold and Target levels of performance, and between Target and Maximum levels of performance, in each case as applicable, the Performance Multiplier shall be determined by linear interpolation.
Continued Service Required
For clarity and avoidance of doubt, other than as set forth in the Employee Performance Restricted Share Unit Agreement, in order for the Restricted Share Units to vest pursuant to the formulas in this Award Notice, you must also continue to provide Services to the Company and its Affiliates until the third anniversary of the Grant Date (such date, the “Vesting Date”).

Grant Date:	April 14, 2021

SIRIUSPOINT LTD.
by
     Name:
     Title:

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to SiriusPoint Ltd., I hereby acknowledge receipt of the Agreement and the Plan, accept the Restricted Share Units granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

____________________________________
Name:
[Signature Page to Employee Performance Restricted Share Unit Agreement]

1006609409v2

EMPLOYEE PERFORMANCE RESTRICTED SHARE UNIT AGREEMENT
EMPLOYEE PERFORMANCE RESTRICTED SHARE UNIT AGREEMENT (the “Agreement”) dated as of the Grant Date set forth in the Notice of Grant (as defined below), by and between SiriusPoint Ltd., a Bermuda exempted company (the “Company”), and the employee whose name appears in the Notice of Grant (the “Participant”), pursuant to the SiriusPoint Ltd. 2013 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.
1.Grant of Restricted Share Units. The Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date, of the number of Restricted Share Units specified in the SiriusPoint Ltd. 2013 Omnibus Incentive Plan Employee Performance Restricted Share Unit Award Notice delivered by the Company to the Participant (the “Notice of Grant”). Each Restricted Share Unit shall entitle the Participant, upon the settlement thereof, to the delivery of one common share of the Company, par value U.S.$0.10 per share. This Agreement is subordinate to, and the terms and conditions of the Restricted Share Units granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. The Restricted Share Units shall be considered a Performance Award under the Plan.
2.Vesting of Restricted Share Units; Restricted Period; Settlement.
(a)Vesting. Except as otherwise provided in this Section 2, the Restricted Share Units shall become vested, if at all, subject to the achievement of the Performance Goals (the “Goals”) established by the Committee pursuant to the Plan for the Restricted Share Units for the performance period(s) (each, a “Performance Period”) set forth in the Notice of Grant, as certified by the Committee, as well as subject to any Service condition set forth in the Notice of Grant. As soon as feasible after the end of each Performance Period, the Committee will determine whether the Goals have been satisfied, in whole or in part. Based upon the foregoing determination, the number of Restricted Share Units will vest as of the third anniversary of the Grant Date (the “Vesting Date”) on a percentage basis, as set forth in the Notice of Grant. Restricted Share Units that do not vest on the Vesting Date in accordance with this Section 2 shall be forfeited. The period over which the Restricted Share Units vest and continuing through the Vesting Date is referred to as the “Restricted Period.” On or as soon as practicable following the Vesting Date, the Company shall issue the Shares underlying such vested Restricted Share Units or shall otherwise evidence the Participant’s ownership of the Shares (whereupon such vested Restricted Share Units shall cease to be outstanding).
(b)Termination of Services.
(i)Death or Disability. If a Participant’s Services to the Company terminate due to death or Disability prior to the Vesting Date, the Restricted Share

Units shall be deemed vested to the extent of the number of Restricted Share Units that would have vested based on the achievement of the Goals any time prior to the first anniversary following the date of the Participant’s death or the effective date of the Participant’s Termination of Service due to Disability, had the Participant’s Service continued through such anniversary, and without any additional requirement of continued Service. Any remaining unvested Restricted Share Units shall immediately be forfeited and cancelled effective as of the date of the Participant’s death or effective date of the Participant’s Termination of Service due to Disability.
(ii)For Cause. If a Participant’s Services to the Company are terminated for Cause, all outstanding Restricted Share Units, whether or not vested, shall immediately be forfeited and cancelled effective as of the date of the Participant’s Termination of Service.
(c)Change in Control. In the event of a Change in Control during the Restricted Period, if the Participant is terminated by the Company without Cause or if the Participant resigns from employment with the Company with Good Reason, in each case, during the period beginning on the date that is ninety (90) days prior to a Change in Control and ending on the date that is twenty-four (24) months following the Change in Control (a “Change in Control Termination”), the Restricted Share Units shall vest on the effective date of the Participant’s Termination of Service, at target levels or, if greater, at levels based on actual performance achieved through the end of the fiscal quarter ending immediately prior to the Change in Control, and any remaining unvested Restricted Share Units shall be forfeited and cancelled as of the effective date of the Participant’s Termination of Service. “Good Reason” shall have the meaning, if any, set forth in the Participant’s employment agreement with the Company or its Subsidiary, as applicable. If the Participant is not party to an employment agreement, or if the Participant’s employment agreement does not contain a definition of Good Reason, then the terms of this Section 2(c) relating to Good Reason shall not be operative with respect to such Participant.
(d)Committee Discretion. Notwithstanding anything contained in this Agreement to the contrary, the Committee, in its sole discretion, may accelerate the vesting with respect to any Restricted Share Units under this Agreement, at such times and upon such terms and conditions as the Committee shall determine.
3.Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Participant may not sell the Shares delivered upon settlement of the Restricted Share Units that become vested unless such Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such Shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such Shares must also comply with other applicable laws and regulations governing the Shares, and Participant may not sell the Shares if the Company determines that such sale would not be in material compliance with such laws and regulations.

4.Participant’s Rights with Respect to the Restricted Share Units.
(a)Restrictions on Transferability. During the Restricted Period, the Restricted Share Units granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death.
(b)Rights as Shareholder; No Dividend Equivalents. The Participant shall not be treated as the record owner of the Shares underlying the Restricted Share Units until the underlying Shares are delivered in settlement thereof, at which time the Participant shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares. Outstanding Restricted Share Units shall not be entitled to Dividend Equivalents.
(c)Shares Certificates. The Company may issue shares certificates or evidence the Participant’s interest in the Shares underlying the Restricted Share Units by using a restricted book entry account with the Company’s transfer agent.
5.Adjustment in Capitalization. The number, class or other terms of any outstanding Restricted Share Units shall be adjusted by the Board to reflect any extraordinary dividend, shares dividend, shares split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Shares in such manner as it determines in its sole discretion.
6.Miscellaneous.
(a)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(b)No Right to Continued Services. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate the Participant’s Services at any time, or confer upon the Participant any right to continue in the Services of the Company or any of its Subsidiaries.
(c)Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Committee under or pursuant to the

Plan or this Award shall be final and binding and conclusive on all persons affected hereby.
(d)Tax Withholding. The Company and its Subsidiaries shall have the right to deduct from all amounts paid to the Participant in cash (whether under the Plan or otherwise) any amount of taxes required by law to be withheld in respect of the Restricted Share Units or the underlying Shares under the Plan as may be necessary in the opinion of the Company to satisfy tax withholding required under the laws of any country, state, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. The Company may require the recipient of the Shares to remit to the Company an amount in cash sufficient to satisfy the amount of taxes required to be withheld as a condition to the issuance of Shares deliverable to the Participant upon vesting of the Restricted Share Units. The Committee may, in its discretion, require the Participant, or permit the Participant to elect, subject to such conditions as the Committee shall impose, to meet such obligations by having the Company sell the least number of whole Shares having a Fair Market Value sufficient to satisfy all or part of the amount required to be withheld. The Company may defer delivery of the Shares until such requirements are satisfied.
(e)Application of Clawback Policy. The Restricted Share Units or underlying Shares granted or vested and any gains earned or accrued due to the sale of any underlying Shares shall be subject to any generally applicable clawback and recoupment policies of the Company in effect from time to time, or applicable law or regulations in effect on or after the Effective Date, including Section 304 of the U.S. Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act. The implementation of policies and procedures pursuant to this Section 6(e) and any modification of the same shall not be subject to any restrictions on amendment or modification of Awards. Any such policies may (in the discretion of the Administrator or the Board) be applied to outstanding Awards at the time of adoption of such policies, or on a prospective basis only.
(f)Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the application of rules of conflict of laws that would apply the laws of any other jurisdiction.
(g)Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Restricted Share Units evidenced hereby, the Participant acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participation in the Plan is voluntary; (d) that the value of the Restricted Share Units is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (e) that the future value of the Shares underlying the Restricted Share Units is unknown and cannot be predicted with certainty.
(h)Employee Data Privacy. By entering into this Agreement and accepting the Restricted Share Units evidenced hereby, the Participant: (a) authorizes the Company, any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and data the Company requests in order to facilitate the grant of the Award and the administration of the Plan; (b) waives any data privacy rights the Participant may have with respect to such information; and (c) authorizes the Company and its agents to store and transmit such information in electronic form.
(i)Consent to Electronic Delivery. By entering into this Agreement and accepting the Restricted Share Units evidenced hereby, Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Share Units via Company website, email or other electronic delivery.
(j)Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(k)Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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